SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) April 25, 2001

                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware 0-24919 73-1515699
     (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
                      of Incorporation) Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)


                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                      N.A.

          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On April 25, 2001, MDI Entertainment, Inc. ("MDI") entered into a Stock Purchase Agreement with Oxford International, Inc. ("Oxford") pursuant to which MDI issued 2,100 shares of Series C Preferred Stock (the "Series C Stock") representing approximately 15.8% of the outstanding common stock of MDI on an as converted basis. The Series C Stock has a liquidation preference of $1,523.81 per share, pays a cumulative preferred dividend at the rate of 8% per annum, payable in cash or common stock at the discretion of MDI, and is convertible into an aggregate of 2,100,000 shares of common stock, subject to adjustment only for events such as stock splits, stock dividends and similar events and is not adjustable or resettable based on the market price of the common stock. If not previously converted by Oxford, five hundred twenty five (525) shares of the Series C Stock shall be automatically converted into common stock no later than 120 days from the issue date, and after a registration statement covering the full amount of the shares of common stock underlying the Series C Stock has been filed by MDI with the Securities and Exchange Commission, an aggregate of five hundred twenty five (525) shares of Series C Stock shall be automatically converted into common stock every ninety (90) days. MDI may not create or increase the authorized number of shares of any class or series of stock ranking prior to or on parity with the Series C Stock either as to dividends or liquidation without approval of the holders of at least a majority of the then outstanding shares of Series C Stock.

So long as the sum of (i) the aggregate number of shares of common stock issuable upon conversion of the Series C Stock and (ii) aggregate number of shares of common stock owned by Oxford and its subsidiaries is equal to or greater than 2,100,000 and Oxford and its subsidiaries beneficially own greater than ten percent (10%) of the number of shares of common stock outstanding of MDI, Oxford shall have the option of nominating one member of MDI's Board of Directors reasonably acceptable to MDI. In addition, Oxford is entitled to a right of first refusal to provide additional financing to MDI, subject to certain exclusions and exceptions.


In connection with the transaction, MDI issued an aggregate of 42,000 shares of common stock as an origination fee to persons affiliated with Oxford. MDI also paid Venture Partners Capital, LLC, a registered broker-dealer with which MDI's Executive Vice President of Finance is affiliated, a $256,000 cash fee. In addition, warrants previously issued to Venture Partners Capital, LLC became exercisable.

     Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.     Description

     99.1 Stock Purchase Agreement, dated April 25, 2001, between MDI Entertainment, Inc. and Oxford International,Inc.

     99.2 Certificate of Designations for Series C Preferred Stock of MDI Entertainment, Inc.


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                                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MDI ENTERTAINMENT, INC.
                                          (Registrant)

 Dated:   May 2, 200                    By:  /s/ Steven M. Saferin
                                           Steven M. Saferin
                                           President and Chief Executive Officer


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                                                           EXHIBIT INDEX

     Exhibit No.     Description

     99.1 Stock Purchase Agreement, dated April 25, 2001, between MDI Entertainment, Inc. and Oxford International,
                  Inc.

     99.2 Certificate of Designations for Series C Preferred Stock of MDI Entertainment, Inc.